EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value $0.001 per share, of RYB Education, Inc., a exempted company with limited liability organized under the laws of the Cayman Islands, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 4, 2018.

Ascendent Rainbow (Cayman) Limited

By:	/s/ Liang Meng
Name: Liang Meng
Title: Director

Ascendent Capital Partners II, L.P.

By: Ascendent Capital Partners II GP, L.P.
By: Ascendent Capital Partners II GP Limited

By:	/s/ Liang Meng
Name: Liang Meng
Title: Director

Ascendent Capital Partners II GP, L.P.

By: Ascendent Capital Partners II GP Limited

By:	/s/ Liang Meng
Name: Liang Meng
Title: Director

Ascendent Capital Partners II GP Limited

By:	/s/ Liang Meng
Name: Liang Meng
Title: Director

Liang Meng

/s/ Liang Meng

Kevin Yi Zhang

/s/ Kevin Yi Zhang